                                                                     EXHIBIT 1

                               DISTRIBUTION AGREEMENT

                                    BY AND BETWEEN

                                 LTC PROPERTIES, INC.

                                         AND

                                 LTC HEALTHCARE, INC.

                                     DATED AS OF

                                 September 30, 1998

                                  TABLE OF CONTENTS


                                                                                 PAGE

ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.  TRANSFER OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .  6

    Section 2.01. Transfer of Assets to Healthcare . . . . . . . . . . . . . . . .  6
    Section 2.02. Consideration for Asset Transfers. . . . . . . . . . . . . . . .  7
    Section 2.04. Cooperation Re:  Assets. . . . . . . . . . . . . . . . . . . . .  7
    Section 2.05. No Representations or Warranties; Consents . . . . . . . . . . .  8
    Section 2.06. Conveyancing and Assumption Instruments. . . . . . . . . . . . .  8

ARTICLE III.  ASSUMPTION AND SATISFACTION OF LIABILITIES . . . . . . . . . . . . .  9

    Section 3.01. Assumption and Satisfaction of Liabilities . . . . . . . . . . .  9

ARTICLE IV.  THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    Section 4.01. Cooperation Prior to the Distribution. . . . . . . . . . . . . . 10
    Section 4.03. The Distribution . . . . . . . . . . . . . . . . . . . . . . . . 11
    Section 4.04. Cash in Lieu of Fractional Shares. . . . . . . . . . . . . . . . 11

ARTICLE V.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

    Section 5.01. Indemnification by LTC . . . . . . . . . . . . . . . . . . . . . 11
    Section 5.03. Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 5.04. Procedure for Indemnification. . . . . . . . . . . . . . . . . . 12
    Section 5.05. Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . 15
    Section 5.06. Survival of Indemnities. . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VI.  CERTAIN ADDITIONAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 15

    Section 6.01. Healthcare Board . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VII.  ACCESS TO INFORMATION AND SERVICES . . . . . . . . . . . . . . . . . 16

    Section 7.01. Provision of Corporate Records . . . . . . . . . . . . . . . . . 16
    Section 7.02. Access to Information. . . . . . . . . . . . . . . . . . . . . . 16
    Section 7.03. Production of Witnesses. . . . . . . . . . . . . . . . . . . . . 17
    Section 7.04. Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 7.06. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 7.07. Privileged Matters . . . . . . . . . . . . . . . . . . . . . . . 18




ARTICLE VIII.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    Section 8.01. Policies and Rights Included Within the Healthcare Assets. . . . 19
    Section 8.02. Post-Distribution Date Claims. . . . . . . . . . . . . . . . . . 20
    Section 8.03. Administration and Reserves. . . . . . . . . . . . . . . . . . . 20
    Section 8.04. Agreement for Waiver of Conflict and Shared Defense. . . . . . . 21

ARTICLE IX.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

    Section 9.01. Complete Agreement; Construction . . . . . . . . . . . . . . . . 21
    Section 9.02. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    Section 9.03. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 22
    Section 9.04. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    Section 9.06. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 22
    Section 9.07. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 9.08. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 9.09. No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . 23
    Section 9.10. Titles and Headings. . . . . . . . . . . . . . . . . . . . . . . 23
    Section 9.11. Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . 23
    Section 9.12. Legal Enforceability . . . . . . . . . . . . . . . . . . . . . . 23
    Section 9.13. Arbitration of Disputes. . . . . . . . . . . . . . . . . . . . . 24
    Section 9.14. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 9.15. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    Section 9.16. Relationship of Parties. . . . . . . . . . . . . . . . . . . . . 25
    Section 9.17. Further Action . . . . . . . . . . . . . . . . . . . . . . . . . 25
    Section 9.18. Predecessors and Successors. . . . . . . . . . . . . . . . . . . 25



                                       EXHIBITS


Exhibit A:     Administrative Services Agreement
Exhibit B:     Healthcare Bylaws
Exhibit C:     Healthcare Articles
Exhibit D:     Healthcare Employees
Exhibit E:     Tax Sharing Agreement

                                DISTRIBUTION AGREEMENT

          This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 30th day of September, 1998 by and between LTC Properties, Inc., a Maryland corporation ("LTC"), and LTC Healthcare, Inc., a Nevada corporation ("Healthcare").

                                      RECITALS

          WHEREAS, the Board of Directors of LTC has determined that it is in the best interests of its stockholders to transfer to Healthcare certain equity investments, real properties and related assets and liabilities currently held by LTC (the "Asset Transfers"), and thereafter to distribute all of the outstanding shares of Healthcare Common Stock that are held by LTC (approximately 99% of all outstanding shares of Healthcare Common Stock) to the holders of LTC common stock, the holders of LTC 8.5% Series C cumulative convertible preferred stock, par value $.01 per share and the holders of LTC convertible subordinated debentures (the "Distribution");

          WHEREAS, in connection with the Distribution, LTC and Healthcare have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Asset Transfers and the Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                      ARTICLE I.

                                     DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          ADMINISTRATIVE SERVICES AGREEMENT: The Administrative Services Agreement between LTC and Healthcare, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit A attached hereto.

          AFFILIATE: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of LTC shall not include Healthcare or any other Person which would be an Affiliate of LTC by reason of LTC's ownership of the capital stock of

Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC, and (ii) the Affiliates of Healthcare shall not include LTC or any other Person which would be an Affiliate of Healthcare by reason of LTC's ownership of the capital stock of Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC.

          AGENT: The distribution agent appointed by LTC to distribute the Healthcare Common Stock pursuant to the Distribution.

          ASSET TRANSFERS: shall have the meaning set forth in the recitals hereof.

          COMMISSION:  The Securities and Exchange Commission.

          CONSENTS:  shall have the meaning set forth in Section 4.01(c) hereof.

          CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents to be entered into to effect the Asset Transfers and the assumption of Liabilities in the manner contemplated by this Agreement and the Related Agreements.

          DISTRIBUTION: shall have the meaning set forth in the recitals hereof.

          DISTRIBUTION DATE: The date determined by the LTC Board as the date on which the Distribution shall be effected, which Distribution Date is contemplated by the LTC Board to occur on or about September 30, 1998.

          DISTRIBUTION RECORD DATE: The date established by the LTC Board as the date for taking a record of the Holders of LTC Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as September 15, 1998, subject to the fulfillment on or before September 30, 1998 of certain conditions to the Distribution as provided in
Section 4.02.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          FINANCING OBLIGATIONS:  All (i) indebtedness for borrowed money,
(ii) obligations evidenced by bonds, notes, debentures or similar instruments,
(iii) obligations under capitalized leases and deferred purchase arrangements,
(iv) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

          HEALTHCARE:  shall have the meaning set forth in the recitals hereof.

          HEALTHCARE ARTICLES: The Amended and Restated Articles of Incorporation of Healthcare, substantially in the form of Exhibit C, to be in effect at the Distribution Date.

          HEALTHCARE ASSETS: shall have the meaning set forth in Section 2.01(b) hereof.

          HEALTHCARE BOARD:  The Board of Directors of Healthcare.

          HEALTHCARE BOOKS AND RECORDS: The books and records (including computerized records) of Healthcare and all books and records owned by LTC which relate to the Healthcare Business or are necessary to operate the Healthcare Business, including, without limitation, all such books and records relating to Healthcare Employees, all files relating to any Action being assumed by Healthcare as part of the Healthcare Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Healthcare or the Healthcare Business (but not including the LTC Books and Records, provided that Healthcare shall have access to, and have the right to obtain duplicate copies of, the LTC Books and Records in accordance with the provisions of Article VII).

          HEALTHCARE BUSINESS: The business conducted by Healthcare pursuant to or utilizing the Healthcare Assets, including without limitation, the acquisition, development and operation of real estate and health care assets.

          HEALTHCARE BYLAWS: The Amended and Restated Bylaws of Healthcare, substantially in the form of Exhibit B, to be in effect at the Distribution Date.

          HEALTHCARE COMMON STOCK: The common stock, par value $.01 per share, of Healthcare.

          HEALTHCARE EMPLOYEES: All of the Healthcare employees at the time of the Distribution, as identified on Exhibit D.

          HEALTHCARE INDEMNITEES: shall have the meaning set forth in Section
5.01 hereof.

          HEALTHCARE INDEMNIFIABLE LOSSES: shall have the meaning set forth in
Section 5.01 hereof.

          HEALTHCARE LIABILITIES: (i) All of the Liabilities of Healthcare under, or to be retained or assumed by Healthcare pursuant to, this Agreement or any of the Related Agreements, including those set forth on Schedule 1.01(c),
(ii) all Liabilities for payment of outstanding drafts of LTC attributable to the Healthcare Business existing as of the Distribution Date, and (iii) all Liabilities arising out of or in connection with any of the Healthcare Assets or the Healthcare Business.

          HEALTHCARE POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of LTC or any of its Affiliates or predecessors, which relate to the Healthcare Business but do not relate to the LTC Retained Business, and which Policies are either maintained by Healthcare or assignable to Healthcare.

          HOLDERS: The holders of record of LTC Common Stock as of the Distribution Record Date.

          INDEMNIFIABLE LOSSES:  shall have the meaning set forth in Section
5.02 hereof.


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

          INDEMNIFYING PARTY: shall have the meaning set forth in Section 5.03 hereof.

          INDEMNITEE:  shall have the meaning set forth in Section 5.03 hereof.

          INFORMATION:  shall have the meaning set forth in Section 7.02 hereof.

          INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

          INSURED CLAIMS: Those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

          LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          LTC:  shall have the meaning set forth in the recitals hereof.

          LTC BOARD:  The Board of Directors of LTC.

          LTC BOOKS AND RECORDS: The books and records (including computerized records) of LTC and all books and records owned by Healthcare which relate to the LTC Retained Business or are necessary to operate the LTC Retained Business, or are required by law to be retained by LTC, including without limitation, all files relating to any Action pertaining to the LTC Retained Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to LTC or the LTC Retained Business (but not including the Healthcare Books and Records, provided that LTC shall have access to, and shall have the right to obtain duplicate copies of, the Healthcare Books and Records in accordance with the provisions of Article VII).

          LTC COMMON STOCK:  The common stock, par value $.01 per share, of LTC.

          LTC INDEMNITEES: shall have the meaning set forth in Section 5.02 hereof.

          LTC INDEMNIFIABLE LOSSES: shall have the meaning set forth in Section
5.02 hereof.

          LTC REAL ESTATE ASSETS: The real estate assets listed on Schedule 1.01(b).

          LTC RETAINED ASSETS: The assets of LTC other than the Healthcare Assets transferred to Healthcare by LTC, including without limitation (i) assets relating to the LTC Retained Business, (iii) all of the assets expressly allocated to LTC under this Agreement or the Related Agreements, and (iv) any other assets of LTC and its Affiliates relating to the LTC Retained Business.

          LTC RETAINED BUSINESS: The businesses conducted by LTC pursuant to or utilizing the LTC Retained Assets, including without limitation, the investment in long-term care and other health-care related facilities through mortgage loans, facility lease transactions and other investments.

          LTC RETAINED LIABILITIES: (i) All of the Liabilities arising out of or in connection with the LTC Retained Assets or the LTC Retained Business,
(ii) all Liabilities arising out of or in connection with any lawsuits relating to the Distribution (other than those Liabilities relating to employee claims which shall be allocated pursuant to the Administrative Services Agreement),
(iii) all of the Liabilities of LTC under, or to be retained or assumed by LTC pursuant to, this Agreement or any of the Related Agreements, (iv) any Financing Obligations not constituting Healthcare Liabilities, (v) all Liabilities for the payment of outstanding drafts of LTC attributable to the LTC Retained Business existing as of the Distribution Date, (vi) all Liabilities arising out of LTC's prior ownership of the LTC Real Estate Assets and the LTC Shares, and (vii) all other Liabilities of LTC not constituting Healthcare Liabilities.

          LTC RETAINED POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of LTC (or any of its predecessors) which relate to the LTC Retained Business but do not relate to the Healthcare Business.

          LTC SHARES:  The shares of stock listed on Schedule 1.01(a).

          PENDING ACTION: shall have the meaning set forth in Section 5.04(h) hereof.

          PERSON: Any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

          POLICIES: Insurance policies and insurance contracts of any kind relating to the Healthcare Business or the LTC Retained Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

          PRIVILEGES: All privileges that may be asserted under applicable law, including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

          PRIVILEGED INFORMATION: All Information as to which LTC, Healthcare or any of their Subsidiaries are entitled to assert the protection of a Privilege.

          RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements which are entered into in connection with the transactions contemplated hereby and which are set forth in a writing, including, without limitation (i) the Conveyancing and Assumption Instruments, (ii) the Administrative Services Agreement and (iii) the Tax Sharing Agreement.

          SHARED POLICIES: All Policies, current or past, which are owned or maintained by or on behalf of LTC or its predecessors which relate to both the LTC Retained Business and the Healthcare Business, and all other Policies not constituting Healthcare Policies or LTC Retained Policies.

          SUBSIDIARY: With respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

          TAX SHARING AGREEMENT: The Tax Sharing Agreement between Healthcare and LTC, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit E attached hereto.

          THIRD-PARTY CLAIM: shall have the meaning set forth in Section 5.04(a) hereof.

                                     ARTICLE II.


                                  TRANSFER OF ASSETS


          Section 2.01. TRANSFER OF ASSETS TO HEALTHCARE (a) Prior to the Distribution Date, LTC shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Healthcare of all of LTC's right, title and interest in the following assets:

               (i)   the LTC Real Estate Assets;

               (ii)  the LTC Shares;

               (iii) the Healthcare Books and Records;

               (iii) all of the other assets to be assigned to Healthcare by LTC under this Agreement or the Related Agreements; and

               (iv) all other assets relating to the Healthcare Business held by LTC.

          (b) The "Healthcare Assets" shall consist of the assets transferred to Healthcare by LTC pursuant to this Section 2.01.

          Section 2.02.  CONSIDERATION FOR ASSET TRANSFERS

          As consideration for the foregoing asset transfers on or prior to the Distribution Date, LTC shall receive from Healthcare a sufficient number of shares of Healthcare Common Stock to effect the Distribution to the Holders of LTC Common Stock.

          Section 2.03.  TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION

          To the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that LTC and Healthcare and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article
II. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

          Section 2.04.  COOPERATION RE:  ASSETS

          In the case that at any time after the Distribution Date, Healthcare reasonably determines that any of the LTC Retained Assets are essential for the conduct of the Healthcare Business, or LTC reasonably determines that any of the Healthcare Assets are essential for the conduct of the LTC Retained Business, and the nature of such assets makes it impracticable for Healthcare or LTC, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Healthcare (with respect to the Healthcare Assets) and LTC (with respect to the LTC Retained Assets) shall cooperate to make such assets available to the appropriate party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations (provided that such assets shall be required to be made available only until such time as the other party may reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations).

          Section 2.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS

          Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement, including, without limitation, any Conveyancing and Assumption Instruments. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults" (provided, however, that the absence of warranties shall have no effect upon the allocation of liabilities under this Agreement). Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of LTC and Healthcare, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

          Section 2.06.  CONVEYANCING AND ASSUMPTION INSTRUMENTS

          In connection with the Asset Transfers and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree, including the transfer of real property with deeds as may be appropriate, and the assignment of trademarks and other intellectual property rights. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

          Section 2.07.  CASH MANAGEMENT

          (a) CASH MANAGEMENT AFTER THE DISTRIBUTION DATE. Healthcare shall establish and maintain a separate cash management system and accounting records with respect to the Healthcare Business effective as of 12:01 a.m. on the day following the Distribution Date; thereafter, (i) any payments by LTC on behalf of Healthcare in connection with the Healthcare Business (including, without limitation, any such payments in respect of Liabilities or other obligations of Healthcare under the Administrative Services Agreement) shall be recorded in the accounts of Healthcare as a payable to LTC; (ii) any payments by Healthcare on behalf of LTC in connection with the LTC Retained Business (including, without limitation, any such payments in respect of Liabilities or other obligations of LTC under the Administrative Services Agreement), shall be recorded in the accounts of LTC, as a payable to Healthcare; (iii) any cash payments received by LTC relating to the Healthcare Business or the Healthcare Assets shall be recorded in the accounts of LTC, as a payable to Healthcare; (iv) any cash payments received by Healthcare relating to the LTC Retained Business or the LTC Retained Assets shall be recorded in the accounts of Healthcare as a payable to LTC; (v) LTC and Healthcare shall make adjustments for late deposits, checks returned for not sufficient funds and other post-Distribution Date transactions as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement; and (vi) the net balance due to LTC or Healthcare, as the case may be, in respect of the aggregate amounts of clauses (i), (ii),
(iii), (iv) and (v) shall be paid by LTC or Healthcare, as appropriate, as promptly as practicable. For purposes of this Section 2.07(a), the parties contemplate that the LTC Retained Business and the Healthcare Business, including but not limited to the administration of accounts payable and accounts receivable, will be conducted in the normal course.

          (b) All transactions contemplated in this Section 2.07 shall be subject to audit by the parties, and any dispute thereunder shall be resolved by Ernst & Young LLP (or, if Ernst & Young LLP is not available, by such other independent firm of certified public accountants mutually acceptable to LTC and Healthcare), whose decision shall be final and unappealable.

                                    ARTICLE III.

                     ASSUMPTION AND SATISFACTION OF LIABILITIES

          Section 3.01.  ASSUMPTION AND SATISFACTION OF LIABILITIES

          Except as set forth in the Administrative Services Agreement, the Tax Sharing Agreement or the other Related Agreements, effective as of and after the Distribution Date, (a) Healthcare shall assume, pay, perform and discharge in due course all of the Healthcare Liabilities, and (b) LTC shall pay, perform and discharge in due course all of the LTC Retained Liabilities.

                                     ARTICLE IV.

                                   THE DISTRIBUTION

          Section 4.01.  COOPERATION PRIOR TO THE DISTRIBUTION

          (a) LTC and Healthcare shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Administrative Services Agreement.

          (b) LTC and Healthcare shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

          (c) LTC and Healthcare shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby ("Consents").

          (d) LTC and Healthcare will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements.

          Section 4.02.  LTC BOARD ACTION; CONDITIONS PRECEDENT TO THE
DISTRIBUTION

          The LTC Board shall, in its discretion, establish any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

          (a) the transactions contemplated by Sections 2.01 and 2.02 shall have been consummated in all material respects;

          (b) the Healthcare Board, comprised as contemplated by Section 6.01, shall have been elected, and the Healthcare Articles and Healthcare Bylaws shall have been adopted and shall be in effect;

          (c) LTC and Healthcare shall have obtained all Consents, the failure of which to obtain would not, in the sole judgment of the LTC Board, have a material adverse effect on LTC or Healthcare;

          (d) the Registration Statement on Form 10 under the Exchange Act filed by Healthcare shall have been declared effective by the Commission;

          (e) the Healthcare Common Stock shall have been approved for quotation and trading on the Pacific Exchange subject to official notice of issuance; and

          (f) LTC and Healthcare shall have entered into the Related Agreements to which they are a party;

PROVIDED, HOWEVER, that (i) any such condition may be waived by the LTC Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of LTC or any other party hereto to effect the Distribution or in any way limit LTC's power of termination set forth in Section
9.07 or alter the consequences of any such termination from those specified in such Section.

          Section 4.03.  THE DISTRIBUTION

          On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, LTC shall deliver to the Agent a share certificate representing all of the then outstanding shares of Healthcare Common Stock owned by LTC and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Healthcare Common Stock to the Holders. Healthcare agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

          Section 4.04.  CASH IN LIEU OF FRACTIONAL SHARES

          No certificate or scrip representing fractional shares of Healthcare Common Stock shall be issued as part of the Distribution and in lieu thereof, each holder of LTC Common Stock who would otherwise be entitled to receive a fractional share of Healthcare Common Stock will receive cash for such fractional share. LTC shall instruct the Agent to determine the number of whole shares and fractional shares of Healthcare Common Stock allocable to each holder of record of LTC Common Stock as of the Distribution Record Date. LTC shall instruct the Agent to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market as soon as practicable following the Distribution Date at then prevailing prices on behalf of Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Holder such Holder's ratable share of the proceeds of such sale as soon as practicable after the Distribution Date. LTC shall bear the costs of commissions incurred in connection with such sales.

                                     ARTICLE V.

                                  INDEMNIFICATION

          Section 5.01.  INDEMNIFICATION BY LTC

          Except as otherwise expressly set forth in a Related Agreement, LTC shall indemnify, defend and hold harmless Healthcare and its directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Healthcare Indemnitees") from and against the LTC Retained Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the LTC Retained Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Healthcare Indemnifiable Losses" and, individually, a "Healthcare Indemnifiable Loss") of the Healthcare Indemnitees arising out of or due to the failure or alleged failure of LTC or any of its Affiliates (i) prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the LTC Retained Liabilities, or (ii) comply with the provisions of Section 6.04.

          Section 5.02.  INDEMNIFICATION BY HEALTHCARE

          Except as otherwise expressly set forth in a Related Agreement, Healthcare shall indemnify, defend and hold harmless LTC and each of its respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "LTC Indemnitees") from and against the Healthcare Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the Healthcare Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "LTC Indemnifiable Losses" and, individually, an "LTC Indemnifiable Loss") of the LTC Indemnitees arising out of or due to the failure or alleged failure of Healthcare or any of its Affiliates (i) prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the Healthcare Liabilities or (ii) comply with the provisions of
Section 6.04. The "Healthcare Indemnifiable Losses," and the "LTC Indemnifiable Losses" are collectively referred to as the "Indemnifiable Losses."

          Section 5.03.  INSURANCE PROCEEDS

          The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

          Section 5.04.  PROCEDURE FOR INDEMNIFICATION

          (a) Except as may be set forth in a Related Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided that the failure of any Indemnitee to give notice as required by this Section 5.04 shall not relieve the Indemnifying

Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

          (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under
Section 5.01 or 5.02, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

          (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

          (d) Notwithstanding anything else in this Section 5.04 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by Indemnitee without the written consent of Indemnitee). In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and
(B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

          (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

          (f) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          (h) Notwithstanding anything else in this Section 5.04 to the contrary, with respect to any Action pending at the time of the Distribution (a "Pending Action") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, LTC or Healthcare shall, at the request of any other party, cause the employee(s) who were handling the defense, compromise or settlement of such Pending Action prior to the Distribution to continue to handle such defense, compromise or settlement following the Distribution (subject to the last two sentences of subsection (b) above). If such employees are employed by the Indemnitee, the Indemnitee shall keep the Indemnifying Party reasonably informed of the progress of, and the Indemnifying Party shall cooperate in, such defense, compromise or settlement.

          Section 5.05.  REMEDIES CUMULATIVE

          The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          Section 5.06.  SURVIVAL OF INDEMNITIES

          The obligations of each of LTC and Healthcare under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities with respect to any Indemnifiable Loss of the others related to such assets, businesses or Liabilities.

                                     ARTICLE VI.

                              CERTAIN ADDITIONAL MATTERS

          Section 6.01.  HEALTHCARE BOARD

          LTC and Healthcare shall take all actions which may be required to constitute, effective as of the Distribution Date, the Healthcare Board with the persons listed on Schedule 1.01(f).

          Section 6.02.  ARTICLES AND BYLAWS

          On or prior to the Distribution Date, Healthcare shall adopt the Healthcare Articles and the Healthcare Bylaws, and shall file the Healthcare Articles with the Secretary of State of the State of Nevada.

          Section 6.03.  CERTAIN POST-DISTRIBUTION TRANSACTIONS

          (a) HEALTHCARE. Healthcare shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by LTC and Healthcare acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

          (b) LTC. LTC shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by

LTC and Healthcare acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

          Section 6.04.  NOTICES BY LTC

          LTC shall provide notice of the Distribution to all holders of its securities, or options, rights or warrants convertible into its securities, as may be required by LTC's Articles of Incorporation or Bylaws or any agreement to which LTC is a party.

                                     ARTICLE VII.

                          ACCESS TO INFORMATION AND SERVICES

          Section 7.01.  PROVISION OF CORPORATE RECORDS

          (a) Except as may otherwise be provided in a Related Agreement, LTC shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Healthcare's cost) to Healthcare of the Healthcare Books and Records in its possession, except to the extent such items are already in the possession of Healthcare. The Healthcare Books and Records shall be the property of Healthcare, but shall be available to LTC for review and duplication until LTC shall notify Healthcare in writing that such records are no longer of use to LTC.

          (b) Except as otherwise provided in a Related Agreement, Healthcare shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at LTC's cost) to LTC of the LTC Books and Records in its possession, except to the extent such items are already in the possession of LTC. The LTC Books and Records shall be the property of LTC, but shall be available to Healthcare for review and duplication until Healthcare shall notify LTC in writing that such records are no longer of use to Healthcare.

          Section 7.02.  ACCESS TO INFORMATION

          Except as otherwise provided in a Related Agreement, from and after the Distribution Date, LTC shall afford to Healthcare and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within LTC's possession insofar as such access is reasonably required by Healthcare for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Healthcare shall afford to LTC and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Healthcare's possession, insofar as such access is reasonably required by LTC for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including, without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          Section 7.03.  PRODUCTION OF WITNESSES

          At all times from and after the Distribution Date, each of LTC and Healthcare shall use reasonable efforts to make available to the others, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

          Section 7.04.  REIMBURSEMENT

          Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witness services to another party under this
Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

          Section 7.05.  RETENTION OF RECORDS

          Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of LTC and Healthcare may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by LTC or Healthcare, as the case may be, at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and
(b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

          Section 7.06.  CONFIDENTIALITY

          Each of LTC, Healthcare and their respective Subsidiaries shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other parties hereto in its possession or furnished by the other parties or the other parties' representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and subject to Section 7.07, each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between LTC and Healthcare or any of them, (y) any contractual agreement to which LTC or Healthcare or any of them are currently parties, or
(z) in exercise of any party's rights hereunder.

          Section 7.07.  PRIVILEGED MATTERS

          LTC and Healthcare recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of LTC and Healthcare and that each of LTC and Healthcare should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

          (a) LTC shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the LTC Retained Business, whether or not the Privileged Information is in the possession of or under the control of LTC or Healthcare. LTC shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting LTC Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by LTC, whether or not the Privileged Information is in the possession of or under the control of LTC or Healthcare.

          (b) Healthcare shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Healthcare Business, whether or not the Privileged Information is in the possession of or under the control of LTC or Healthcare. Healthcare shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Healthcare Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Healthcare, whether or not the Privileged Information is in the possession of Healthcare or under the control of LTC or Healthcare.

          (c) LTC and Healthcare agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes or other matters which involve each of LTC and Healthcare in respect of which LTC and Healthcare retain any responsibility or liability under this Agreement shall be subject to a shared Privilege.

          (d) No party may waive any Privilege which could be asserted under any applicable law, and in which any other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

          (e) In the event of any litigation or dispute between LTC and Healthcare, or any of them, any party may waive a Privilege in which any other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between such parties, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

          (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by the other parties. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which any other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

          (h) The transfer of the Healthcare Books and Records and the LTC Books and Records and other Information between LTC, Healthcare and their respective Subsidiaries is made in reliance on the agreement of LTC and Healthcare, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 7.01 and 7.02, the agreement to provide witnesses and individuals pursuant to Section 7.03 and the transfer of Privileged Information between LTC, Healthcare and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                   ARTICLE VIII.

                                     INSURANCE

          Section 8.01.  POLICIES AND RIGHTS INCLUDED WITHIN THE HEALTHCARE
                         ASSETS

          Without limiting the generality of the definition of the Healthcare Assets set forth in Section 2.01 or the effect of Section 2.01, the Healthcare Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Healthcare Business or, to the extent any claim is made against Healthcare or any of its Subsidiaries, the LTC Retained Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; PROVIDED, HOWEVER, that nothing in this Section 8.01 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Healthcare, and (b) the Healthcare Policies.

          Section 8.02.  POST-DISTRIBUTION DATE CLAIMS

          If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against Healthcare with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the Distribution or the conduct of the Healthcare Business or, to the extent any claim is made against Healthcare or any of its Subsidiaries, the LTC Retained Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, LTC shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Healthcare any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided, however, that nothing in this Section 8.02 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Healthcare.

          Section 8.03.  ADMINISTRATION AND RESERVES

          (a) Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution
Date:

               (i) Healthcare shall be entitled to any reserves established by LTC or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Healthcare Liabilities; and

               (ii) LTC shall be entitled to any reserves established by LTC or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the LTC Retained Liabilities.

          (b) INSURANCE PREMIUMS. Healthcare shall have the right but not the obligation to pay the premiums, to the extent that LTC does not pay premiums with respect to the LTC Retained Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies and the Healthcare Policies, as required under the terms and conditions of the respective Policies, whereupon LTC shall forthwith reimburse Healthcare for that portion of such premiums paid by Healthcare as are attributable to the LTC Retained Liabilities. LTC shall provide continued coverage under its director and officer liability insurance policy, if any, for a period of not less than three years for acts which took place or were alleged to have taken place prior to the

Distribution Date covering persons who were directors and officers of LTC prior to the Distribution Date. Fifty percent of the additional premiums, if any, for such coverage shall be reimbursed by Healthcare within 15 days of the Distribution Date.

          (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Healthcare with respect to the Healthcare Liabilities and to LTC with respect to the LTC Retained Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

          Section 8.04.  AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE

          In the event that Insured Claims of LTC and Healthcare exist relating to the same occurrence, such parties agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 8.04 shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                                     ARTICLE IX.

                                    MISCELLANEOUS

          Section 9.01.  COMPLETE AGREEMENT; CONSTRUCTION

          This Agreement, including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, the Related Agreements shall control.

          Section 9.02.  EXPENSES

          Except as otherwise set forth in this Agreement or any Related Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

          Section 9.03.  GOVERNING LAW

          This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          Section 9.04.   NOTICES

          Notices shall be sent to the parties at the following addresses:

                     LTC Properties, Inc.
                     300 Esplanade Drive, Suite 1860
                     Oxnard, California  93030
                     Attn:  James J. Pieczynski
                     Facsimile:  (805) 981-8663

                     LTC Healthcare, Inc.
                     300 Esplanade Drive, Suite 1860
                     Oxnard, California  93030
                     Attn:  James J. Pieczynski
                     Facsimile:  (805) 981-8663

          Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

          Section 9.05.  AMENDMENTS; WAIVERS

          No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

          Section 9.06.  SUCCESSORS AND ASSIGNS

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

          Section 9.07.  TERMINATION

          This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the LTC Board without the approval of Healthcare or of the stockholders of LTC. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

          Section 9.08.  SUBSIDIARIES

          Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

          Section 9.09.  NO THIRD-PARTY BENEFICIARIES

          Except for the provisions of Article V relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 9.10.  TITLES AND HEADINGS

          Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 9.11.  EXHIBITS AND SCHEDULES

          The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 9.12.  LEGAL ENFORCEABILITY

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 9.13.  ARBITRATION OF DISPUTES

          (a) Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute Healthcare Assets or LTC Retained Assets or whether specific Liabilities constitute Healthcare Liabilities or LTC Retained Liabilities, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 9.13 or by the further agreement of the parties.

          (b)  Such arbitration shall be conducted in Los Angeles, California.

          (c) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to award to the prevailing party its attorneys' fees and costs incurred in such arbitration. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (d) Nothing contained in this Section 9.13 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain any other party from breaching this Agreement or (ii) for specific enforcement of this Section 9.13. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.13 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.13.

          (e) The parties hereby consent to the jurisdiction of the federal courts located in Los Angeles, California for all purposes under this Agreement.

          (f) Neither the parties nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

          (g) Except as provided in Section 9.13(c), each party shall bear its own costs incurred in the arbitration. If any party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this
Section 9.13, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

          Section 9.14.  SEVERABILITY

          In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

          Section 9.15.  COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          Section 9.16.  RELATIONSHIP OF PARTIES

          Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

          Section 9.17.  FURTHER ACTION

          Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

          Section 9.18.  PREDECESSORS AND SUCCESSORS

          To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.


                               {SIGNATURE PAGE FOLLOWS}

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    LTC PROPERTIES, INC.

                                    BY: /s/ ANDRE C. DIMITRIADIS
                                        ---------------------------------------
                                    Name:  Andre C. Dimitriadis
                                    Title: Chairman and Chief Executive Officer

                                    LTC HEALTHCARE, INC.

                                    By: /s/ JAMES J. PIECZYNSKI
                                        ---------------------------------------
                                    Name:  James J. Pieczynski
                                    Title: President and Chief Financial Officer

                                      SCHEDULES


Schedule 1.01(a):    LTC Shares
Schedule 1.01(b):    LTC Real Estate Assets
Schedule 1.01(c):    Healthcare Liabilities
Schedule 1.01(d):    Healthcare Board

                                   SCHEDULE 1.01(a)

                                     LTC SHARES

30,847 shares of common stock of Assisted Living Concepts, Inc.


69,000 shares of common stock of Regent Assisted Living, Inc.

                                   SCHEDULE 1.01(b)

                               LTC REAL ESTATE ASSETS

Coronado Care Center

Park Villa Convalescent Center

Casa Maria Nursing Home

Casa Arena Blanca

Sunrise Golden Age Care & Rehabilitation

Sunrise High Plains Care & Rehabilitation

Boulevard Manor

Karrington on the Scioto

Karrington of Bexley

Karrington at Tucker Creek

Karrington Place

Karrington of Rocky River

Karrington of Presque Isle

                                   SCHEDULE 1.01(c)

                                HEALTHCARE LIABILITIES


$20 million 10% unsecured revolving note payable to LTC Properties, Inc. due March 31, 2008

                                  SCHEDULE 1.01(d)

                                  HEALTHCARE BOARD



Andre C. Dimitriadis
James J. Pieczynski
Steven Stuart
Bary G. Bailey

                                      EXHIBITS

Exhibit A:     Administrative Services Agreement
Exhibit B:     Healthcare Bylaws
Exhibit C:     Healthcare Articles
Exhibit D:     Healthcare Employees
Exhibit E:     Tax Sharing Agreement

                                     EXHIBIT A

                      FORM OF ADMINISTRATIVE SERVICES AGREEMENT

       This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of __________, 1998, by and between LTC PROPERTIES, INC., a Maryland corporation ("LTC"), and LTC HEALTHCARE, INC., a Nevada corporation ("Healthcare," and collectively with LTC, the "Parties"), effective as of the Distribution Date (as hereinafter defined).

                                  R E C I T A L S

       WHEREAS, subject to certain conditions, LTC intends to spin-off certain businesses and assets by distributing to LTC common stockholders, Series C preferred stockholders and debentureholders 1/10 of a share of common stock, $.01 par value per share, of Healthcare for each share of common stock, $.01 par value per share ("LTC Common Stock"), of LTC held and for each share of LTC Common Stock into which shares of Series C preferred stock and debentures may be converted as of the close of business on the Record Date (the "Distribution");

       WHEREAS, in connection with the Distribution, LTC and Healthcare have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement");

       WHEREAS, after the Distribution, Healthcare will need office space for its principal corporate office and certain management and administrative services to be provided by LTC to Healthcare for a period of time from and after the Distribution Date; and

       WHEREAS, in connection with the Distribution, Healthcare has requested LTC to provide, and LTC has agreed to provide, office space and certain management and administrative services to Healthcare from and after the Distribution Date pursuant to the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LTC and Healthcare agree as follows:

   1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

       "Affiliate" -- with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of LTC shall not include Healthcare or any other Person which would be an Affiliate of LTC by reason of LTC's ownership of the capital stock of Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC, and (ii) the Affiliates of Healthcare shall not include LTC or any other Person which would be an Affiliate of Healthcare by reason of LTC's ownership of the capital stock of

Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC.

       "Agreement" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Change in Control" shall mean a change in ownership or control of a party effected through either of the following transactions:

                     (i) any person or related group of persons (other than such party or a Affiliate of such party) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of such party's outstanding securities; or

                     (ii) there is a change in the composition of such party's board of directors over a period of thirty-six (36) consecutive months (or less) such that a majority of the board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of board members, to be comprised of individuals who either
       (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the board; or

                     (iii) there is a change in the composition of such party's senior executive management such that both Andre C. Dimitriadis and James
       J. Pieczynski cease to be employed by such party.

       "Distribution" -- shall have the meaning set forth in the first recital of this Agreement.

       "Distribution Agreement" -- the agreement described in the second recital of this Agreement.

       "Distribution Date" -- the date on which the Distribution occurs, as defined in the Distribution Agreement.

       "Employee Benefit Plan" -- any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of LTC Employees or former LTC Employees or individual LTC Employee or former LTC Employee, or the dependents or beneficiaries of any such LTC Employee or former LTC Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by LTC to any LTC Employee or former LTC Employee or the beneficiaries of any such LTC Employee or former LTC Employee, adopted or entered into by LTC prior to, upon or after the Distribution. The term "Employee Benefit Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by LTC relating to settlement of actual or potential LTC Employee related litigation claims.

       "First Month" -- In the event that the Distribution Date does not fall on the first day of a month, the month that includes the Distribution Date.

       "Full Month" --  A full calendar month during the Term.

       "Healthcare" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Healthcare Business" -- any business or operation of Healthcare which is, pursuant to the Distribution Agreement, to be conducted by Healthcare after the Distribution.

       "Healthcare Employee" -- any individual who (i) is independently hired by Healthcare after the Distribution Date as an employee of Healthcare, and (ii) is not an employee or director of LTC.

       "Last Month" -- In the event that the Termination Date does not fall on the last day of a month, the month that includes the Termination Date.

       "LTC" -- shall have the meaning set forth in the introductory paragraph hereof.

       "LTC Employee" -- any individual who is an employee or director of LTC and is not a Healthcare Employee.

       "Month" --  a Full Month, First Month or Last Month, as the case may be.

       "Monthly Fee" -- The amount payable by Healthcare to LTC under Section
4.1 herein with respect to a particular Full Month or any First Month or Last Month.

       "Parties" -- shall have the meaning set forth in the introductory paragraph hereof.

       "Person" -- any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

       "Principal Office" -- shall have the meaning set forth in Section 4.2 hereof.

       "Record Date" -- _________, 1998.

       "Services" -- shall have the meaning set forth in Section 2 hereof.

       "Term" -- shall have the meaning set forth in Section 3 hereof.

       "Termination Date" -- shall have the meaning set forth in Section 3 hereof.

   2. ENGAGEMENT OF LTC. During the term of this Agreement, LTC shall provide to Healthcare office space and certain management and administrative services ("Services"), as more fully described and defined below, as may be necessary or desirable, or as Healthcare may reasonably request or require, in connection with the business, operations and affairs of Healthcare. "Services" means and includes, without limitation, the furnishing of advice, assistance, guidance, equipment office space and the services of LTC Employees in connection with, among other things, (i) the Healthcare

Business and (ii) the use of LTC's management information and accounting system, the administration of insurance and worker's compensation programs, legal and employee benefit services and the preparation of payrolls.

   3. TERM; TERMINATION. This Agreement shall commence as of the date hereof for a term of ten years and continue thereafter unless and until terminated upon the earlier of (a) not less than thirty (30) days' prior written notice by either Party to the other at any time for any reason or
(b) a Change in Control of LTC (the "Termination Date", with the term of this Agreement as set forth in this Section 3 being referred to as the "Term").

   4.  PAYMENTS TO LTC.

       4.1.   GENERALLY.

              (a) FULL MONTH. With respect to each Full Month, in consideration of the Services provided by LTC hereunder, Healthcare shall pay to LTC fees equal to 25% of (1) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees and (2) the aggregate amount of rent paid by LTC for rental of its principal corporate office located at 300 Esplanade Drive, Suite 1860, Oxnard, CA 93030 (the "Principal Office") during the Full Month.

              (b) FIRST MONTH AND LAST MONTH. With respect to any First Month or Last Month, in consideration of the Services provided by LTC hereunder, Healthcare shall pay to LTC fees equal to the product of:

                     (i) 25% of (1) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees and (2) the aggregate amount of rent paid by LTC for rental of the Principal Office during the First Month or Last Month, as the case may be; and

                     (ii) the number of days in the First Month or the Last Month, as the case may be, which are included in the Term, divided by the total number of days in the First Month or the Last Month, as the case may be.

       4.2. STATEMENT FROM LTC. Promptly and in any event not later than ten (10) days following the end of each Month, LTC shall provide to Healthcare a statement setting forth (i) a list of the LTC Employees, (ii) the aggregate amount of all wages, salaries and bonuses paid to LTC Employees during the Month and (iii) the aggregate amount of rent paid by LTC for rental of the Principal Office during the Month.

       4.3. PAYMENT BY HEALTHCARE. Promptly and in any event not later than five (5) days after delivery by LTC of each statement referred to in
Section 4.2, Healthcare shall pay to LTC the Monthly Fee applicable to the Month to which such statement relates.

   5. EMPLOYEE BENEFIT PLANS. From and after the Distribution Date, LTC shall permit the LTC Employees to continue to participate in the Employee Benefit Plans on the same basis as such persons participated immediately prior to the Distribution Date, provided, however, nothing contained in this Agreement shall prohibit LTC from modifying or terminating any one or more of the Employee Benefit Plans so long as such modification or termination shall apply to all participants in such Employee Benefit Plans. LTC shall provide Healthcare with thirty (30) days' prior written notice of its intent to terminate any Employee Benefit Plan or effect the modification thereof in a manner adverse to Healthcare; provided that no such notice shall be required for any Employee Benefit Plan which terminates by its terms without any action by LTC.

   6. EMPLOYEES. Nothing in this Agreement shall prohibit Healthcare from independently hiring one or more Healthcare Employees; provided, however, that
(i) all wages, salaries, payroll taxes, and employee benefits with respect to Healthcare Employees shall be Healthcare's sole responsibility, and
(ii) Healthcare Employees shall not be subject to this Agreement.

   7.  GENERAL.

       7.1. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

       7.2. ACCESS TO INFORMATION; COOPERATION. LTC and Healthcare and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party.

       7.3. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the Parties hereto.

       7.4. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       7.5. SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

       7.6. NOTICES. Notices shall be sent to the Parties at the following addresses:

                            LTC Properties, Inc.
                            300 Esplanade Drive, Suite 1860
                            Oxnard, California  93030
                            Attn:  James J. Pieczynski
                            Facsimile:  (805) 981-8663


                            LTC Healthcare, Inc.
                            300 Esplanade Drive, Suite 1860
                            Oxnard, California  93030
                            Attn:  James J. Pieczynski
                            Facsimile:  (805) 981-8663

       Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any Party to this Agreement may change its address for notice by giving written notice to the other Party at the address and in accordance with the procedures provided above.

       7.7. FURTHER ACTION. Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other Party to implement the terms and provisions of this Agreement.

       7.8. AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the Party or Parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

       7.9. GOVERNING LAW. This Agreement and the rights and obligations of the Parties hereunder shall be governed by the laws of the State of California, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a Party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

       7.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, this Agreement shall govern.

       7.11. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

       7.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

       7.13. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

       7.14. EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be charged to the Party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the Parties.

       7.15. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any Party hereto, each Party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Parties hereunder shall be specifically enforceable.

       7.16. PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

                               [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   LTC PROPERTIES, INC., a Maryland corporation

                                   By:  ______________________________________
                                        Name:  _______________________________
                                        Title: _______________________________

                                   LTC HEALTHCARE, INC., a Nevada corporation

                                   By:  _____________________________________
                                        Name:  _______________________________
                                        Title: _______________________________

                                     EXHIBIT B

                                      FORM OF

                            AMENDED AND RESTATED BYLAWS

                                         OF

                                LTC HEALTHCARE, INC.


                                     ARTICLE I
                                      OFFICES

       SECTION 1.01 REGISTERED OFFICE. The registered office of the corporation shall be in the City of Las Vegas, County of Clark, State of Nevada. The corporation may, from time to time, in the manner provided by law, change the registered office within the State of Nevada.

       SECTION 1.02 OTHER OFFICES. The corporation may also maintain an office or offices at such other places within or without the State of Nevada as the Board of Directors may form time to time determine or the business of the corporation may require.

                                     ARTICLE II
                                    STOCKHOLDERS

       SECTION 2.01 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and time designated by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

       SECTION 2.02  SPECIAL MEETINGS.

              (a) Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, the chairman of the board, chief executive officer, or president. Each special meeting shall be held at such date, time and place either within or without the State of Nevada as shall be designated by the Board of Directors at least ten (10) days prior to such meeting.

              (b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.05 shall be satisfied, in which case any business (except as noted in Section 2.12 immediately below) may be transacted and the meeting shall be valid for all purposes.

       SECTION 2.03 PLACE OF MEETINGS. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Nevada or at such other place in or out of the

United States as the Board of Directors may designate. A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting.

       SECTION 2.04  NOTICE OF MEETINGS.

              (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten
(10) days, but not more than sixty (60) days, before the date of such meeting to each stockholder of record entitled to vote at the meeting. In addition, a copy of such notice shall be delivered to the Pacific Exchange at least ten
(10) days prior to the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

              (b) In the case of an annual meeting, subject to Section 2.12, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

                     (1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation's directors or officers is a director or officer or is financially interested;

                     (2) Adoption of amendments to the Articles of Incorporation; or

                     (3) Action with respect to a merger, share exchange, reorganization, partial or complete liquidation, or dissolution of the corporation.

              (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

              (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

              (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

       SECTION 2.05  MEETING WITHOUT NOTICE.

              (a) Whenever all persons entitled to vote at any meeting consent, either by:

                     (1) A writing on the records of the meeting or filed with the secretary; or

                     (2) Presence at such meeting and oral consent entered on the minutes; or

                     (3) Taking part in the deliberations at such meeting without objection; The doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

              (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

              (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

              (d) Such consent or approval may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

       SECTION 2.06  DETERMINATION OF STOCKHOLDERS OF RECORD.

              (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

              (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       SECTION 2.07  QUORUM; ADJOURNED MEETINGS.

              (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation's stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

              (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

       SECTION 2.08  VOTING.

              (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name on the record date. No stockholder of the corporation shall be entitled to cumulative voting for the election of directors.

              (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

              (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

              (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

              (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

              (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                     (1) If only one person votes, the vote of such person binds all.

                     (2) If more than one person casts votes, the act of the majority so voting binds all.

                     (3) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

              (g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

       SECTION 2.09 PROXIES. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

       SECTION 2.10 ORDER OF BUSINESS. At the annual stockholder's meeting, the regular order of business shall be as follows:

              1. Determination of stockholders present and existence of quorum, in person or by proxy;

              2. Reading and approval of the minutes of the previous meeting or meetings;

              3. Reports of the Board of Directors, and, if any, the president, treasurer and secretary of the corporation;

              4.     Reports of committees;

              5.     Election of directors;

              6.     Unfinished business;

              7.     New business;

              8.     Adjournment.

       SECTION 2.11 ABSENTEES' CONSENT TO MEETINGS. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 2.04(a) and
(b) or Section 2.12 (if applicable) of these Bylaws.

       SECTION 2.12 BUSINESS TO BE CONDUCTED AT MEETING. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

Directors, (b) brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or
(d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the meeting by a stockholder who is a stockholder of record at the time of serving of the notice pursuant to Section 2.04, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before a meeting by a stockholder pursuant to the preceding clauses (c) or (d), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary at the principal executive office of the corporation not less than thirty-five (35) days prior to the meeting; PROVIDED, HOWEVER, that in the event less than forty-five (45) days notice or public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the fifth (5th) day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. In no event shall the public disclosure of an adjournment of an annual or special meeting commence a new time period for the giving of stockholder's notice as described above. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.12. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not brought in accordance with this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations therunder with respect to the matters set forth herein. As used herein, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Association, the Associated Press, or comparable news service or in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

       SECTION 2.13 NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Stockholders may take action only at a regular or special meeting of stockholders.

                                    ARTICLE III
                                     DIRECTORS

       SECTION 3.01 NUMBER, ELECTION, TENURE, AND QUALIFICATIONS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, the Board of Directors shall consist of at least one (1) individual who shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office for one (1) year or until his or her successor is elected and qualify. A director need not be a stockholder of the corporation.

       SECTION 3.02 CHANGE IN NUMBER. Subject to any limitation in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

       SECTION 3.03 REDUCTION IN NUMBER. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.

       SECTION 3.04 NOMINATION OF DIRECTORS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, nominations for the election of directors may be made by the Board of Directors, by a committee appointed by the board of directors, or by any stockholder of record at the time of giving of notice provided for herein. However, any stockholder entitled to vote in the election of directors as provided herein may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the secretary of the corporation not later than, (a) with respect to an election to be held at an annual meeting of stockholders, 120 calendar days in advance of the first anniversary of the date the corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and the nominees proposed by the board of directors to be elected at such a meeting. Notwithstanding any of the foregoing to the contrary, in the event that the number of directors to be elected by the Board of Directors of the corporation is increased and there is no public disclosure by the corporation naming the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required hereunder shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the earlier of day on which notice of the meeting is mailed or such public disclosure is first made by the corporation. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as describe above.
Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; (d) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to being named as nominee in the proxy statement and to serving as a director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. As used herein, "public disclosure" shall have the meaning set forth in Section 2.12. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.04. The presiding officer at the meting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this
Section 3.04, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

       SECTION 3.05 VACANCIES; NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office (i) in the case of the replacement of a director, during the remainder of the term of office of the replaced director and (ii) in the case of an increase in the number of directors, until the next annual meeting of stockholders at which directors are elected, unless sooner displaced.

       SECTION 3.06. REMOVAL OF DIRECTORS. Subject to any rights of the holders of Preferred Stock, any director may be removed from office by the affirmative vote of the holders of at least two-thirds (2/3rds) of the voting power of all shares of the corporation entitled to vote generally in the election of directors (voting as a single class).

       SECTION 3.07 ANNUAL AND REGULAR MEETINGS. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section
3.06 of this Article, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

       SECTION 3.08 SPECIAL MEETINGS. Except as otherwise required by law, and subject to the rights, if any, of the holders of Preferred Stock, special meetings of the Board of Directors may be called by the chairman, or if there be no chairman, by the president or secretary and shall be called by the chairman, the president or the secretary upon the request of any two (2) directors. If the chairman, or if there be no chairman both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two (2) directors.

       SECTION 3.09 PLACE OF MEETINGS. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by directors may designate any place for the holding of such meeting.

       SECTION 3.10  NOTICE OF MEETINGS.  Except as otherwise provided in
Section 3.07, there shall be delivered to all directors, at least forty-eight
(48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally by mailing such notice postage prepaid or by telegram. Such notice shall be addressed in the manner provided for notice to stockholders in Section 2.04(c). If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

       SECTION 3.11  QUORUM; ADJOURNED MEETINGS.

              (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

              (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

       SECTION 3.12 BOARD OF DIRECTORS' DECISIONS. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

       SECTION 3.13 TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

       SECTION 3.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

       SECTION 3.15  POWERS AND DUTIES.

              (a) Except as otherwise restricted in the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee, as more fully set forth in Article V of these Bylaws, or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

              (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or, subject to Section 2.12, a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.

              (c) The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot and may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

       SECTION 3.16. COMPENSATION. The directors shall be paid their expenses of attendance at each meeting of the board of directors and any applicable committee and may be paid a fixed fee for attendance at each meeting of the board of directors and any applicable committee or a stated salary as director and member of an applicable committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

       SECTION 3.17  BOARD OF DIRECTORS' OFFICERS.

              (a) At its annual meeting, the Board of Directors shall elect, from among its members, a chairman who shall preside at meetings of the Board of Directors and the stockholders. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may, from time to time, determine advisable.

              (b) Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

       SECTION 3.18 ORDER OF BUSINESS. The order of business at any meeting of the Board of Directors shall be as follows:

              1.     Determination of members present and existence of quorum;

              2. Reading and approval of the minutes of any previous meeting or meetings;

              3.     Reports of officers and committeemen;

              4.     Election of officers (annual meeting);

              5.     Unfinished business;

              6.     New business;

              7.     Adjournment.

                                     ARTICLE IV
                                     COMMITTEES

       SECTION 4.01 STANDING COMMITTEES. The Board of Directors shall designate an audit committee and a compensation committee, each committee to consist of two or more directors to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of their proceedings and report the same to the Board when required

              (a) AUDIT COMMITTEE. The audit committee will review the annual audits of the corporation's independent public accountants, review and evaluate internal accounting controls, recommend the selection of the corporation's independent public accountants, review and pass upon (or ratify) related party transactions, and conduct such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the corporation and its independent public accountants.

              (b) COMPENSATION COMMITTEE. The Compensation Committee will review salaries, bonuses and stock options of senior officers of the corporation and administer the corporation's executive compensation policies and stock option plan.

       SECTION 4.02 SPECIAL COMMITTEES. In addition to the standing committees provided in Section 4.01 above, the Board of Directors may, by resolution passed by a majority of the whole board, designate one or more special committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any committee designated hereunder shall have and may exercise all the powers of the Board of Directors, except with respect to: (i) the approval of any action which, under Chapter 78 of the Nevada Revised Statutes, also requires the approval of the full Board of Directors, or the stockholders of the outstanding shares; (ii) the filling of vacancies on the Board of Directors or in any committee; (iii) the amendment or repeal of bylaws or the adoption of new bylaws; (iv) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (v) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
(vi) the appointment of any other committees of the Board of Directors or the members thereof.

       SECTION 4.03 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with Sections 3.07 (annual and regular meetings), 3.08 (special meetings), 3.09 (place of meetings). 3.10 (notice of meetings), 3.11 (quorum and adjourned meetings), 3.13 (telephonic meetings), and 3.13 (action without a meeting) of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                     ARTICLE V
                                      OFFICERS

       SECTION 5.01 ELECTION. The Board of Directors, at its annual meeting, shall elect a president, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries, assistant treasurers or other officers, and appoint agents of the corporation, prescribe their duties and fix their compensation.


       SECTION 5.02 REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

       SECTION 5.03 VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

       SECTION 5.04 CHAIRMAN OF THE BOARD. The chairman shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation and shall preside at meetings of the stockholders and the Board of Directors.

       SECTION 5.05  PRESIDENT.

              (a) The president shall be the chief operations officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation. If the chairman of the Board of Directors elects not to preside or is absent, the president shall preside at meetings of the stockholders and Board of Directors and perform such other duties as shall be prescribed by the Board of Directors.

              (b) The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

       SECTION 5.06 VICE-PRESIDENTS. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

       SECTION 5.07 SECRETARY. The secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.

       SECTION 5.08 ASSISTANT SECRETARIES. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

       SECTION 5.09 TREASURER. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all moneys to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer.
The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all moneys received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

       The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

       SECTION 5.10 ASSISTANT TREASURERS. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

                                     ARTICLE VI
                                   CAPITAL STOCK

       SECTION 6.01 ISSUANCE. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

       SECTION 6.02 CERTIFICATES. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

       SECTION 6.03 SURRENDERED; LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

       SECTION 6.04 REPLACEMENT CERTIFICATE. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors.
The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

       SECTION 6.05 TRANSFER OF SHARES. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and the record the transaction upon its books.

       SECTION 6.06 TRANSFER AGENT; REGISTRARS. The Board of Directors may appoint one or more transfer agents, transfer clerk and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

       SECTION 6.07 STOCK TRANSFER RECORDS. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of distributions as provided in
Article VII hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article VII and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

       SECTION 6.08 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.

                                    ARTICLE VII
                                   DISTRIBUTIONS

       SECTION 7.01 Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

                                    ARTICLE VIII
                   RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

       SECTION 8.01 RECORDS. All original records of the corporation, shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

       SECTION 8.02 DIRECTORS' AND OFFICERS' RIGHT OF INSPECTION. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

       SECTION 8.03 CORPORATE SEAL. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

       SECTION 8.04 FISCAL YEAR-END. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

       SECTION 8.05 RESERVES. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                                     ARTICLE IX
                                  INDEMNIFICATION

       SECTION 9.01  INDEMNIFICATION AND INSURANCE.

              (a)    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.

                     (ii) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

                     (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

              (b)    INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS.

                     The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

              (c)    NON-EXCLUSIVITY OF RIGHTS.

                     The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

              (d)    INSURANCE.

                     The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

              (e)    OTHER FINANCIAL ARRANGEMENTS.

                     The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

              (f)    OTHER MATTERS RELATING TO INSURANCE OR FINANCIAL
ARRANGEMENTS.

                     Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

                     (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                     (ii)   the insurance or other financial arrangement:

                                   (A)    is not void or voidable; and

                                   (B)    does not subject any director
                                   approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

       SECTION 9.02 AMENDMENT. The provisions of this Article IX relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally (including, without limitation, Article X below), any repeal or amendment of this Article IX which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article IX so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                     ARTICLE X
                                AMENDMENT OR REPEAL

       SECTION 10.01 AMENDMENT OF BYLAWS. These Bylaws or any provision hereof may be amended, altered, or repealed (a) by the Board of Directors at an annual meeting thereof without prior notice or at any special meeting thereof if notice of such proposed amendment, alteration or repeal is contained in the notice of such special meeting or (b) by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all the then outstanding shares of capital stock entitled to vote at any meeting of the stockholders at which a quorum is present, if notice of such proposed amendment, alteration or repeal is contained in the notice of such meeting.

       SECTION 10.02 ADDITIONAL BYLAWS. Additional bylaws not inconsistent herewith may be adopted by the Board of Directors. Any bylaws so adopted shall be subject to alteration, amendment or repeal by the stockholders in accordance with Section 10.01 of these Bylaws.

                                     ARTICLE XI
                               CHANGES IN NEVADA LAW

       SECTION 11.01 CHANGES IN NEVADA LAW. References in these Bylaws to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article IX hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                     EXHIBIT C

                                      FORM OF

                                AMENDED AND RESTATED

                             ARTICLES OF INCORPORATION

                                         OF

                                LTC HEALTHCARE, INC.

       Pursuant to the provisions of Nevada Revised Statutes ("NRS") Section 78.403, the Articles of Incorporation of the above-referenced corporation are hereby amended and restated as follows:

                                     ARTICLE I
                                        NAME

              The name of the corporation shall be LTC Healthcare, Inc. (the "Corporation").

                                     ARTICLE II
                                   CAPITAL STOCK

              Section 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.01 per share. The total number of shares of Common Stock which the Corporation shall have authority to issue is forty million (40,000,000) shares. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors pursuant to Section 3 of this Article II.

              Section 2.    COMMON STOCK.

                     (a) DIVIDEND RATE. Subject to the rights of holders of any Preferred Stock having preference as to dividends, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of assets legally available therefor.

                     (b) VOTING RIGHTS. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock.

                     (c) LIQUIDATION RIGHTS. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock.

                     (d) NO CUMULATIVE VOTING, CONVERSION, REDEMPTION, OR PREEMPTIVE RIGHTS. The holders of Common Stock shall not have any cumulative voting, conversion, redemption, or preemptive rights.

                     (e) CONSIDERATION FOR SHARES. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

              Section 3.    PREFERRED STOCK.

                     (a) CONSIDERATION. The Board of Directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Amended and Restated Articles of Incorporation, as amended from time to time (hereinafter, the "Articles"), and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable).

                     (b) CERTIFICATE. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made and signed by, acknowledged and filed in the manner prescribed by the NRS. The Board of

Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

              Section 4. NON-ASSESSMENT OF STOCK. The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

                                    ARTICLE III
                                    STOCKHOLDERS

              Section 1. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders of the Corporation for any purpose or purposes may be called only in the manner provided in the Bylaws.

              Section 2. ACTION OF STOCKHOLDERS. No action shall be taken by the stockholders except at a duly called annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                     ARTICLE IV
                               DIRECTORS AND OFFICERS

              Section 1. NUMBER OF DIRECTORS. The members of the governing board of the Corporation are styled as directors. The Board of Directors of the Corporation shall consist of at least one (1) individual who shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

              Section 2. CURRENT DIRECTORS. The names and post office boxes or street addresses of each of the four (4) directors constituting the current Board of Directors are:

                      NAME                                  ADDRESS

              Andre C. Dimitriadis               300 Esplanade Drive, Suite 1860
                                                 Oxnard, CA  93030

              James J. Pieczynski                300 Esplanade Drive, Suite 1860
                                                 Oxnard, CA  93030

              Steven Stuart                      31 West 52nd Street
                                                 New York, NY 10019

              Bary G. Bailey                     12225 El Camino Real
                                                 San Diego, CA 92130

              Section 3. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the Bylaws.

              Section 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed pursuant to the provisions of Article II hereof relating to the rights of the holders of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

              Section 5. LIMITATION OF PERSONAL LIABILITY. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; PROVIDED, HOWEVER, that the foregoing provision does not eliminate or limit the liability of a director or officer of the Corporation for:

                     (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

                     (b)    The payment of distributions in violation of NRS
78.300.

              Section 6. PAYMENT OF EXPENSES. In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

              Section 7. REPEAL AND CONFLICTS. Any repeal or modification of Sections 5 or 6 above approved by the stockholders of the Corporation shall be prospective only. In the event of any conflict between Sections 5 or 6 of this Article and any other Article of the Articles, the terms and provisions of Sections 5 or 6 of this Article shall control.

                                     ARTICLE V
                           VOTING ON CERTAIN TRANSACTIONS

              Section 1. MERGER, SALE. The affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote shall be required for:

                     (a) Any merger, exchange or consolidation to which the Corporation is a party and which requires stockholder approval under the NRS; and

                     (b) Any sale or other disposition by the Corporation of all or substantially all of its assets.

              Section 2. AMENDMENT OF ARTICLES. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation; PROVIDED, HOWEVER, that no amendment, alteration, change or repeal may be made to: (i)
Section 2 of Article III or (ii) this Article V without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

              Section 3.    AMENDMENT OF BYLAWS.

                     (a) BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

                     (b)    STOCKHOLDERS.  Notwithstanding Section 3(a) of this
Article V, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                     EXHIBIT D
                                HEALTHCARE EMPLOYEES


None.

                                     EXHIBIT E

                           FORM OF TAX SHARING AGREEMENT


          TAX SHARING AGREEMENT (the "Agreement"), dated as of _______ __, 1998, between LTC Properties, Inc., a Maryland corporation ("LTC"), and LTC Healthcare, Inc., a Nevada corporation ("Healthcare").

          WHEREAS, LTC is the parent corporation of an affiliated group of corporations that join in filing consolidated federal Income Tax Returns and certain consolidated, combined or unitary state Income Tax Returns;

          WHEREAS, pursuant to the Distribution Agreement (as hereinafter defined), LTC presently intends to distribute all of the common stock, $.01 par value per share, of Healthcare to its common stockholders, Series C preferred stockholders and debentureholders (the "Distribution"); and

          WHEREAS, LTC and Healthcare desire on behalf of themselves, their subsidiaries and their successors to set forth their respective rights and obligations with respect to Taxes (as hereinafter defined).

          NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

          1.   DEFINITIONS.

          When used herein the following terms shall have the following meanings:

          "AGREEMENT" -- shall have the meaning set forth in the introductory paragraph hereof.

          "CLOSING DATE" -- the date the Distribution is consummated pursuant to the terms of the Distribution Agreement.

          "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable year in question.

          "DISTRIBUTION" -- shall have the meaning set forth in the recitals hereof.

          "DISTRIBUTION AGREEMENT" -- the Distribution Agreement dated as of _______ __, 1998 between LTC and Healthcare.

          "HEALTHCARE" -- shall have the meaning set forth in the introductory paragraph hereof.

          "HEALTHCARE ASSETS" -- the retail properties and other assets (together with any related liabilities) distributed to Healthcare pursuant to the Distribution Agreement.

          "HEALTHCARE GROUP" -- Healthcare and each corporation filing a consolidated federal Income Tax Return with Healthcare as the parent corporation.

          "INCOME TAX(ES)" -- with respect to any corporation or group of corporations, any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

          "IRS" -- the U.S. Internal Revenue Service.

          "LTC" -- shall have the meaning set forth in the introductory paragraph hereof.

          "LTC ASSETS" -- the properties and other assets (together with any related liabilities) retained by LTC pursuant to the Distribution Agreement.

          "LTC GROUP" -- for any taxable year or period, LTC and each corporation filing a consolidated federal Income Tax Return with LTC as the parent corporation.

          "OTHER TAXES" -- Taxes other than Income Taxes.

          "OVERDUE RATE" -- a rate of interest per annum that fluctuates with the federal short-term rate established from time to time pursuant to Code
Section 6621(b).

          "TAX(ES)" -- any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

          "TAXING AUTHORITY" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

          "TAX RETURN(S)" -- all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability for, or its payment or receipt of any refund of, any Tax.

          2.   PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES

               a. LTC shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities (i) all federal and state Income and Other Tax Returns of the LTC Group and any member or members thereof for all taxable years and periods ending on or before the Closing Date; and (ii) all federal and state Income and Other Tax Returns of LTC for all taxable years and periods beginning after the Closing Date. LTC shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (a). LTC shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the LTC Assets for all taxable years and periods.

               b. Healthcare shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities, all federal and state Income and Other Tax Returns of the Healthcare Group and any member or members thereof for taxable years and periods beginning after the Closing Date. Healthcare shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (b). Healthcare shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the Healthcare Assets for all taxable years and periods.

          3.   PAYMENTS.

               a. METHOD. Unless the parties otherwise agree, all payments made by a party pursuant to this Agreement shall be made by wire transfer to a bank account designated from time to time by the other party. The paying party shall also provide a notice of payment to the recipient.

               b. INTEREST. If any payment is not timely paid, interest shall accrue on the unpaid amount at the Overdue Rate. A payment will be deemed to be timely paid only if actually received by the payee within seven (7) days of the receipt of notice from the other party that such payment is due.

               c. CHARACTERIZATION. Any payment (other than interest thereon) made hereunder shall be treated by all parties for all purposes as a nontaxable intercompany settlement of liabilities existing immediately before the Distribution or, to the extent appropriate, as a non-taxable dividend distribution or capital contribution.

          4.   CONTESTS AND AUDITS; INDEMNIFICATION.

               a. NOTICE. Upon the receipt by LTC or Healthcare, as the case may be, of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, LTC or Healthcare, as the case may be, shall promptly notify the other in writing of the receipt of such notice.

               b. CONTROL AND SETTLEMENT. From and after the Closing Date, LTC shall have full control over, and the right to represent the interests of, LTC and all other corporations involved in or affected by any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to Taxes that are subject to indemnification by LTC hereunder. LTC shall have the right to employ counsel of its choice at its expense, and shall have the ultimate control of the contest and any settlement or other resolution thereof. Any liability for Taxes established pursuant to such proceeding shall be allocated and paid in accordance with Section 2 of this Agreement.

               c. AMENDMENT OF TAX RETURNS. LTC shall have sole control over the preparation and filing of any and all amendments to Tax Returns described in
Section 2(a).

               d. INDEMNIFICATION. LTC shall indemnify and hold harmless Healthcare and the Healthcare Group against any and all Income and Other Taxes specifically attributable to the LTC Assets for all taxable years and periods. Healthcare shall indemnify and hold harmless LTC against any and all Income and Other Taxes specifically attributable to the Healthcare Assets for all taxable years and periods.

          5.   COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

               a. COOPERATION. Upon reasonable request, LTC and Healthcare shall promptly provide (and shall cause their respective affiliates to provide) the requesting party with such cooperation and assistance, documents, and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (a) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (b) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, appeal, protest, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; (c) the prompt and timely filing of appropriate claims for refund; and (d) the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

               b. RETENTION. LTC and Healthcare shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations, and shall provide at least thirty (30) days prior written notice of any intended destruction of the documents referred to in the preceding sentence. A party giving such a notification shall not dispose of any of the foregoing materials without first allowing the other party a reasonable opportunity to copy them at such other party's expense.

               c. CONFIDENTIALITY. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

          6.   MISCELLANEOUS.

               a. EFFECTIVENESS. This Agreement shall be effective from and after the Closing Date and shall survive until the expiration of all applicable statutes of limitations with respect to taxable years and periods ending on or before or including the Closing Date.

               b. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, this Agreement shall govern. This Agreement cancels and supersedes, as of the Closing Date, any and all other agreements with respect to Taxes between LTC and Healthcare.

               c. SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

               d. AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

               e. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               f. NOTICES. All notices, requests, demands, statements, bills and other communications under this Agreement shall be delivered in accordance with Section 9.04 of the Distribution Agreement.

               g. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

               h. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

               i. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               j. PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

               k. TAX ELECTIONS. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the LTC Group, and LTC shall have sole discretion to make or change any and all elections affecting the LTC Group or any member or members thereof for all taxable years and periods ending on or before the Closing Date.

               l. EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

               m. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by
Section 9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

               n. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

               o. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

               p. FURTHER ACTION. Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

               q. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                               [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              LTC PROPERTIES, INC., A MARYLAND CORPORATION.


                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________



                              LTC HEALTHCARE INC., A NEVADA CORPORATION

                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________



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